Summary of Joint Office Area Service Agreement

Party A: Shenzhen Merchants Venture Co., Ltd.

Unified Social Credit Code: 91440300708442023J

Address: 5th Floor, Building A, Wanhai Building, No. 1031 Nanhai Avenue, China Merchants Street, Nanshan District, Shenzhen

Contact person: Keyan Zhang

Contact number: +86-0755-26685653

Party B: Zhongdehui (Shenzhen) Education Development Co., Ltd.

Unified Social Credit Code: 914403003599193558

Address: 2nd Floor, Building D, TCL Industrial Zone, No. 1055 Nanhai Avenue, Nanshan District, Shenzhen

Contact person: Qing Zuo

Contact number: +86-18606365555

In accordance with the relevant laws and regulations, in order to clarify the rights and obligations of both parties, both parties shall sign this joint office space service agreement (hereinafter referred to as “this agreement”) on an equal and voluntary basis. Both parties have paid sufficient attention to all the terms of this agreement and have a detailed understanding of their rights and obligations, especially the commitment to breach of contract, and Party B has sufficient foresight. Both parties believe that this agreement has reflected its true meaning and voluntarily complied with the implementation. The specific terms are as follows:

1.	The Service Content

(1). Upon application by Party B, Party A agrees to provide Party B with the following joint office space services:

(a) The joint office space (hereinafter referred to as the “area”) is located on 5th Floor, Building A, Wanhai Building, No. 1031 Nanhai Avenue, China Merchants Street, Nanshan District, Shenzhen. The area includes office workstations and public facilities (public meeting rooms, multi-purpose halls, recreation rooms, tea rooms, showers, pantry, lounge, display area, sleeping cabin, public meeting area and public restroom). The printers, projectors and other related equipment and wireless networks required for office work are available in the area.

(b) Party A provides Party B with a total of 3 office workstations, of which 0 is the total number of dedicated stations, the station number is none, and the number of open stations is 3, the station number is SZSKR510-02 to 04, For the location of the specific station, please refer to Appendix 2 of this Agreement (hereinafter referred to as “Standard Station”). Party B has the right to use the standard work station exclusively under this agreement, and has the right to use the public facilities and public office equipment in the area together with other resident customers in the area. Party B’s own items and documents of various articles shall be placed in the standard work station and shall not be placed in any other area of the site without the consent of Party A.

(c) Both parties confirm that, regardless of whether there is a different agreement in this agreement, Party A has the right to use it for its own use or to provide other customers with all or part of the other stations outside the standard station, and to have their own right or to other Party B has no objection to the public facilities and public office equipment shared by the customers.

(2) Party B has inspected the standard work station, the site and its building in the field, and agreed to accept the situation of the site and its surroundings. Both parties confirmed that there were no defects affecting normal use and safety in the standard work station, site and their buildings, and the two parties had reached an agreement on the conditions for site delivery.

(3) Party B shall, at the date of signing this agreement, go through the formalities of entry as required by Party A. Party A and Party B shall sign the “Joint Office Site Delivery Confirmation Form” for confirmation, and the “Joint Office Site Delivery Confirmation Form” shall be signed by both parties. The delivery/receipt obligation is considered complete. If Party B goes through the formalities of overstaying, Party A shall have the right to unilaterally terminate this agreement, withdraw the area and have the right to provide the area to other third parties.

2.	Service Term

(1)	The service period under this agreement is 12 months, that is, from April 01, 2019 (hereinafter referred to as “delivery date”) to March 31, 2020.

(2)	If the above-mentioned service period expires and Party B needs to continue to use the area, both parties shall agree and re-sign the area service agreement before the expiration of the service period. If the parties fail to re-sign the area service agreement before the expiration of the service period, Party A has the right to withdraw the area upon expiration of the service period, and Party B shall unconditionally move out and return the area.

(3)	Within the above-mentioned service period, in addition to the breach of contract by Party B as stipulated in this agreement, if Party B needs to terminate this agreement in advance, Party A shall notify Party A in writing two months in advance, and shall settle all the cases until the termination of this agreement and the return of Party B to the area. The service fee and other related expenses, and the performance bond paid by Party B will not be refunded. As compensation for the loss caused by Party B due to the early termination of this agreement, if Party A needs to terminate this agreement in advance, it shall be written two months in advance. Party B shall notify Party B, and after all the service fees and other related expenses until the termination of this agreement and the settlement of the area to Party B, Party A shall return the performance bond paid by Party B to Party B without interest, and Party A shall pay Party B separately The amount of the same amount of the performance bond shall be the full compensation for the loss caused to Party B due to the early termination of this agreement by Party A.

3.	Service Fee

Service Fees “Service fees include the standard station and public facilities equipment usage fee, property management fee, air conditioning fee, water fee, electricity fee, network usage fee, tax, but not including other expenses incurred by Party B during the use of the site.” Contract standard payment:

From April 01, 2019 to March 31, 2020, the service fee standard for each exclusive station is none. The total service fee for each open station including tax site is RMB 1,500.00, and the monthly tax-included site. The total service fee is RMB: 4500.00 yuan, capitalized: RMB is round and round, and the VAT rate is 6%, of which: Total tax-free service charge is RMB: 4245.28, VAT is RMB: 254.72 yuan

During the service period, if the relevant government departments introduce relevant regulations or policies to increase the service tax burden, the increase will be borne by Party B. Party A has the right to unilaterally increase the service fee. Party B has no objection.

4.	Performance Bond

(1)	Within five days from the date of signing this agreement, Party B shall pay Party A a performance bond equivalent to the 2-month service fee amount (the service fee for the last month of the service period stipulated in this agreement), RMB 9000.00. This performance bond is a guarantee for Party B to perform and abide by its obligations in accordance with this agreement. If Party A has not received the full performance bond on the expiration of the above period, Party A shall automatically terminate Party B on the day following the expiration of the above period unless Party A agrees to extend the payment of the performance bond. Use any other arrangement for the area.

(2)	Upon expiration of the service period, if Party B has paid all the service fees and other payables (if any) within the service period and has not violated any of the terms of this agreement, Party B will hand over the site to Party A and Party B will complete the registration address and change to Procedures for other addresses (If Party B uses the site address in the first paragraph of Article 1 of this Agreement as the registered address of the company), Party A will return the performance bond to Party B without interest. Party B shall, within fifteen (15) days after meeting the foregoing conditions, contact Party A for the return of the performance bond. Before the return of the performance bond, Party B shall return the original performance bond receipt to Party A or Party B shall issue a receipt for the performance bond. And stamp the unit financial chapter. The performance bond shall be refunded to Party B without interest by bank transfer or a check.

(3)	If Party B has violated the acts stipulated in this agreement, Party A has the right not to refund the performance bond.

5.	Billing of Service Fee

Payment Schedule
(✓) First type of payment schedule: party B pays the service fee monthly. Party B shall directly pay Party A the service fee for the current month before the 5th of each month. Party B shall pay Party A the first service fee (the service fee from the delivery date to the end of the month) of RMB 4,500 before April 1, 2019. Before March 31, 2020, Party A will pay the final service fee (that is, the service fee from 0901 to the contract date) of RMB 4,500. If Party B fails to pay the service fee, Party B shall pay Party A the liquidated damages according to the standard of five thousandth of the service fee.

(×) Second type of payment schedule: The service fee shall be paid by Party B on a quarterly basis. Party B shall pay Party A the service fee for the quarter in the first month or the first day of each quarter. Party B shall pay Party A the first service fee (from the date of delivery to The service charge on the last day of the quarter). If Party B fails to pay the service fee, Party B shall pay Party A the liquidated damages for each day after the expiration of one-thousandth of the service fee.

Party A：Shenzhen Merchants Venture Co., Ltd.

Legal representative or authorized representative (signed):

Shenzhen Merchants Venture Co., Ltd.

Date of signature

April 23, 2019

Party B：Zhongdehui (Shenzhen) Education Development Co., Ltd.

Legal representative or authorized representative (signed):

Zhongdehui (Shenzhen) Education Development Co., Ltd.

Date of signature：

March 28, 2019